SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

Insignia Solutions plc

(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

41300 CHRISTY STREET FREMONT, CALIFORNIA 94538 UNITED STATES OF AMERICA	THE MERCURY CENTRE, WYCOMBE LANE WOOBURN GREEN HIGH WYCOMBE, BUCKS HP10 0HH UNITED KINGDOM
(Address of principal executive offices) (Zip code)

(510) 360-3700
(44) 1628-539500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.90
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2005, Insignia Solutions plc executed a Stock Purchase and Sale Agreement with Kenora Ltd., a company incorporated under the laws of Hong Kong, and the shareholders of Kenora Ltd. (the “Sellers”), pursuant to which Insignia acquired all of the capital stock of mi4e Device Management, AB, a company incorporated under the laws of Sweden and a wholly owned subsidiary of Korrogo Technologies, Ltd. a company incorporated under the laws of England and Wales and a wholly-owned subsidiary of Kenora (the “Acquisition”). On the consummation of the Acquisition, the Sellers will become employees of Insignia. The consideration payable in the Acquisition consists of 3,959,588 American depositary shares (ADSs) representing ordinary shares of Insignia Solutions plc and up to euros 700,000 in a potential cash earnout based on a percentage of future revenue collected from sales of existing mi4e products. The acquisition of mi4e, which is subject to customary closing conditions, is expected to close by March 1, 2005. The proceeds of the Fusion Financing described under Item 1.01 below will be used in part to integrate the mi4e business and operations.

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to a letter dated February 8, 2005 and delivered under a securities subscription agreement with Fusion Capital Fund II, LLC, dated October 2002 (“Fusion Capital”), the Company sold to Fusion Capital 3,220,801 shares of newly issued ADSs at a purchase price of $0.40 per share (which quantity and price the parties agreed to under a modification of the agreement), resulting in proceeds of approximately $1.3 million. Fusion Capital will be able to offer the shares under the Company’s currently effective S-1 registration statement.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

10.90	Stock Purchase and Sale Agreement dated February 9, 2005 between, among others, Insignia Solutions plc, Kenora Ltd and the Sellers (as defined therein).
99.1	Press release dated February 10, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Insignia Solutions plc (Registrant)
Date: February 10, 2005	By:	/s/ Mark McMillan
Mark McMillan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.90	Stock Purchase and Sale Agreement dated February 9, 2005 between, among others, Insignia Solutions plc, Kenora Ltd and the Sellers (as defined therein).
99.1	Press release dated February 10, 2005.